10.23

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made as of October 22, 2018 (the “Effective Date”), by and between UNIVERSITY RESEARCH PARK, INCORPORATED, a Wisconsin non-stock corporation (hereinafter referred to as “Landlord”) and ARROWHEAD MADISON INC. a Delaware corporation (hereinafter referred to as “Tenant”).

RECITALS

A.

On January 8, 2016, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) for approximately 52,858 rentable square feet located in 502 Rosa Road and 7,759 rentable square feet located in 504 Rosa Road, Madison, Wisconsin (the “Leased Premises”).

B.

Under the Lease, Landlord extended to Tenant's parent and affiliate corporation, Arrowhead Pharmaceuticals, Inc., f/k/a Arrowhead Research Corporation, an allowance for the construction of tenant improvements evidenced by a promissory note dated January 8, 2016, as amended on January 20, 2017, in the principal amount of $2,727,765.00 (together, the “Note”).

C.

Prior to Tenant's occupancy of the Leased Premises, Tenant leased from Landlord the entire building located at 465 Science Drive, Madison, Wisconsin (the “465 Lease”). Under the terms of the 465 Lease, as amended, Landlord had granted a tenant improvement allowance equal to $2,216,130.00, which was amortized over 10 years in equal monthly installment (the “465 Allowance”).

D.	Tenant now desires to repay the obligations of the Note and 465 Allowance in full per the terms detailed below.
E.	Landlord and Tenant now wish to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease are hereby agreed to, effective as of the Effective Date.

1.	Repayment of the Note. Tenant hereby agrees to cause Arrowhead Pharmaceuticals, Inc. to pay the remaining balance of the Note in full in accord with the letter agreement attached hereto as Exhibit A.
2.

Repayment of the 465 Allowance. On or before November 1, 2018, Tenant shall pay to Landlord Seventy-Six Thousand One Hundred Thirty-Nine and 84/100 Dollars ($76,139.84) as full reimbursement for the 465 Allowance.

3.	Updated Base Rent. The Base Rent grid contained in Section 2.1 is hereby deleted in its entirety and replaced with the following:

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Term	Base Rent per Square Foot*	Total Monthly Base Rent Due
10/1/2018 – 9/30/2019	$16.81	$84,914.32
10/1/2019 – 9/30/2020	$17.23	$87,035.91
10/1/2020 – 9/30/2021	$17.66	$89,208.02
10/1/2021 – 9/30/2022	$18.10	$91,430.64
10/1/2022 – 9/30/2023	$18.55	$93,703.78
10/1/2023 – 9/30/2024	$19.01	$96,027.43
10/1/2024 – 9/30/2025	$19.49	$98,452.11
10/1/2025 – 9/30/2026	$19.98	$100,927.31
Extended Term 1
10/1/2026 – 9/30/2027	$20.48	$103,453.01
10/1/2027 – 9/30/2028	$20.99	$106,029.23
10/1/2028 – 9/30/2029	$21.51	$108,655.97
10/1/2029 – 9/30/2030	$22.05	$111,383.74
10/1/2030 – 9/30/2031	$22.60	$114,162.02
Extended Term 2
10/1/2031 – 9/30/2032	$23.17	$117,041.32
10/1/2032 – 9/30/2033	$23.75	$119,971.15
10/1/2033 – 9/30/2034	$24.34	$122,951.48
10/1/2034 – 9/30/2035	$24.95	$126,032.85
10/1/2035 – 6/30/2036	$25.57	$129,164.72

*The monthly Initial Space Rent listed above reflects increases of approximately two and one-half percent (2.5%) annually.

4.

General – All other terms and conditions of the Lease shall remain unchanged, and are hereby ratified and confirmed. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as otherwise defined herein, capitalized terms shall have the meanings set f01ih in the Lease.

The parties hereby cause this Amendment to be effective as of the Effective Date.

LANDLORD:	TENANT:

Aaron Olver	Name:	Kenneth A. Myszkowski
Assistant Secretary/Treasurer	Title:	CFO

Sincerely,

UNIVERSITY RESEARCH PARK, INCORPORATED

Name: Aaron Olver
Title: Assistant Secretary/Treasurer
Email: aaron.olver@wisc.edu

Acknowledged and agreed:

ARROWHEAD PHARMACEUTICALS, INC.

Name: Kenneth A. Myszkowski
Title: CFO
Email: KMyszkowski@arrowheadpharma.com

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